AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 1999
                                                REGISTRATION NO.  333-70879
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    -----------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 1

                                     TO

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                    -----------------------------------
                        DAL-TILE INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)

         DELAWARE                                          13-3548809
     (State or other                                    (I.R.S. Employer
     jurisdiction of                                 Identification Number)
     incorporation or
      organization)
                           7834 C.F. HAWN FREEWAY
                              DALLAS, TX 75217
                               (214) 398-1411
                           (Address of principal
                             executive offices)

                   CERTAIN SHARES TO BE ISSUED UNDER THE
                      DAL-TILE INTERNATIONAL INC. 1990
                STOCK OPTION PLAN (AS AMENDED AND RESTATED)
                          (Full title of the plan)

                             JACQUES R. SARDAS
                     PRESIDENT, CHIEF EXECUTIVE OFFICER
                         AND CHAIRMAN OF THE BOARD
                        DAL-TILE INTERNATIONAL INC.
                           7834 C.F. HAWN FREEWAY
                              DALLAS, TX 75217
                               (214) 398-1411
         (Name, address, and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------
                                      PROPOSED     PROPOSED
TITLE OF SECURITIES     AMOUNT TO     MAXIMUM       MAXIMUM     AMOUNT OF
 TO BE REGISTERED           BE        OFFERING     AGGREGATE   REGISTRATION
                        REGISTERED   PRICE PER     OFFERING        FEE
                                       SHARE        PRICE
---------------------------------------------------------------------------

Common Stock, par       2,425,000    $11.94 (2)   $28,954,500   $8,049.35
value $.01 per share    shares (1)                   (2)            (2)
---------------------------------------------------------------------------

Common Stock, par       1,881,619    $9.01 (2)  $16,953,387.19  $4,713.04
value $.01 per share    shares (1)                   (2)            (2)
---------------------------------------------------------------------------

(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Pursuant to Rule 457(h) under the Securities Act of 1933, the amounts are calculated based upon the maximum price at which stock options covering the registered shares of Common Stock may be exercised.

                              EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 to the registration statement on Form S-8, filed on January 21, 1999 (Registration No. 33-70879) (the "S-8 Registration Statement") is being filed in accordance with Instruction E of Form S-8 for the purpose of registering an additional 4,306,619 shares of common stock of Dal-Tile International Inc. (the "Company"), par value $.01 per share (the "Common Stock"), which may be issued upon the exercise of non-qualified stock options granted under the Dal-Tile International Inc. 1990 Stock Option Plan, as amended and restated (the "Plan"). The contents of the Company's S-8 Registration Statement are incorporated herein by reference.

                                  PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

EXHIBIT NO.                   DESCRIPTION OF EXHIBIT
-----------                   ----------------------

5.1   --            Opinion  of Mark A.  Solls  as to the  legality  of the
                    shares  of Common  Stock  covered  by the  Registration
                    Statement.*

23.1  --            Consent of Ernst & Young LLP.*

*    Filed herewith.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on March 30, 1999.


                                    DAL-TILE INTERNATIONAL INC.


                                    By: /s/ Mark A. Solls
                                       ------------------------------
                                       Mark A. Solls
                                       Vice President, General Counsel
                                       and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

         SIGNATURE                     TITLE                     DATE
         ---------                     -----                     ----

/s/ Jacques R. Sardas*                                       March 30, 1999
--------------------------      President, Chief
Jacques R. Sardas               Executive Officer and
                                Chairman of the Board
                                of Directors


/s/ William C. Wellborn*                                    March 30, 1999
--------------------------      Executive Vice President
William C. Wellborn             and Chief Financial
                                Officer (Principal
                                Financial Accounting
                                Officer)


/s/ Douglas D. Danforth*                                    March 30, 1999
----------------------------
Douglas D. Danforth             Director


/s/ John F. Fiedler*                                        March 30, 1999
----------------------------
John F. Fiedler                  Director


/s/ John M. Goldsmith*                                      March 30, 1999
----------------------------
John M. Goldsmith                Director


/s/ Vincent A. Mai*                                         March 30, 1999
----------------------------
Vincent A. Mai                   Director


/s/ Charles J. Pilliod, Jr.*                                March 30, 1999
----------------------------
Charles J. Pilliod, Jr.          Director


/s/ Henry F. Skelsey*                                       March 30, 1999
----------------------------
Henry F. Skelsey                 Director


/s/ Norman E. Wells, Jr.*                                   March 30, 1999
----------------------------
Norman E. Wells, Jr.             Director


*By Mark A. Solls, attorney-in-fact

/s/ Mark A. Solls
----------------------------
Mark A. Solls,
attorney-in-fact

                             INDEX TO EXHIBITS

 EXHIBIT NO.              DESCRIPTION OF EXHIBIT
 -----------              ----------------------

    5.1 Opinion of Mark A. Solls as to the legality of the securities covered by the Registration Statement.*

    23.1        Consent of Ernst & Young LLP.*


*    Filed herewith.